UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2026

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hayden Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On April 15, 2026, Nathan Jorgensen, Ph.D. notified Voyager Therapeutics, Inc. (the “Company”) of his decision to resign from his position as Chief Financial Officer of the Company and from any and all other positions he holds with the Company and any of its subsidiaries, effective May 8, 2026 (the effective time of Dr. Jorgensen’s transition, the “Effective Time”), to pursue a new opportunity. Dr. Jorgensen’s resignation is not a result of any disagreement with the Company.

Election of Robin Swartz

In connection with the transition of Dr. Jorgensen, on April 20, 2026, the board of directors of the Company appointed Robin Swartz to assume the roles of principal financial officer and treasurer of the Company, effective as of the Effective Time.

Ms. Swartz, age 55, has served as the Company’s Chief Operating Officer and Chief Business Officer since November 2024, and previously served as the Company’s Chief Operating Officer from February 2022 to November 2024, the Company’s Principal Financial Officer and Principal Accounting Officer from April 2024 to July 2024, the Company’s Senior Vice President, Business Operations from September 2021 to February 2022 and the Company’s Senior Vice President, Portfolio Management and Patient Engagement from January 2021 to August 2021. Prior to joining the Company, Ms. Swartz served in positions of increasing responsibility beginning in 1995 at Genzyme Corporation and Sanofi Genzyme, culminating in her service at Sanofi Genzyme as Senior Vice President, Patient and Product Services for Rare Diseases from January 2018 to June 2020 and as Senior Vice President, Head of Global and US Business Operations from June 2015 to December 2017. Her previous roles at Sanofi Genzyme included Chief of Staff to the Executive Vice President, Head of Sanofi Genzyme and Senior Director, Finance. Ms. Swartz spent over ten years serving in roles of increasing responsibility in the Finance department at Sanofi Genzyme, with a focus on finance operations, internal auditing, and financial planning and analysis. Ms. Swartz received a B.A. in political science and government from Kenyon College.

Ms. Swartz has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Ms. Swartz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Election of Amy Quinlan

Also in connection with the transition of Dr. Jorgensen, on April 20, 2026, the board of directors of the Company appointed Amy Quinlan to assume the role of principal accounting officer of the Company, effective as of the Effective Time.

Ms. Quinlan, age 51, has served as the Company’s Vice President of Finance since January 2025. Prior to joining the Company, Ms. Quinlan served as Vice President of Finance at Vor Biopharma Inc. from September 2020 to January 2025. Before Vor Biopharma, Ms. Quinlan served in roles of increasing responsibility at Tetraphase Pharmaceuticals, Inc., including as Senior Director, Controller from 2008 to January 2020 and as Vice President, Controller from January 2020 to September 2020. Ms. Quinlan received a B.S. in Financial Accounting from Bryant University.

Ms. Quinlan has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Ms. Quinlan has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Quinlan is expected to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-207367) filed with the SEC on October 28, 2015. Pursuant to the terms of such agreement, the Company may be required, among other things, to indemnify Ms. Quinlan for particular expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2026	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Alfred W. Sandrock, Jr., M.D., Ph.D.
Alfred W. Sandrock, Jr., M.D., Ph.D.
Chief Executive Officer, President, and Director (Principal Executive Officer)